UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2024

Rubicon Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40910	88-3703651
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

950 E Paces Ferry Rd NE Suite 810 Atlanta, GA	30326
(Address of principal executive offices)	(Zip Code)

(844) 479-1507

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2024, Rubicon Technologies, Inc. (the “Company”) announced that Rubicon Technologies Holdings, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Holdings LLC”), entered into an Amended and Restated Employment Agreement (the “Amended and Restated Bauer Employment Agreement”) by and between Holdings LLC and Mr. Eric Thomas Bauer, the Company’s Chief Financial Officer (the “Executive”).

The Amended and Restated Bauer Employment Agreement, among other things, corrects scrivener’s errors in the Employment Agreement by and between Holdings LLC and the Executive, dated December 6, 2024 (the “Original Employment Agreement”), and clarifies that the Executive’s employment commenced on December 6, 2024. The terms of the Executive’s employment have not materially changed as a result of the Amended and Restated Bauer Employment Agreement.

This summary is qualified in its entirety by reference to the Amended and Restated Bauer Employment Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Bauer Employment Agreement, dated December 12, 2024.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rubicon Technologies, Inc.

By:	/s/ Osman Ahmed
	Name:	Osman Ahmed
	Title:	Interim Chief Executive Officer

Date: December 12, 2024

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